UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 22, 2007
LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 6, 2007, LSB Financial Corp. issued a press release announcing that its Board of Directors has authorized the repurchase on the open market of up to 100,000 shares of its common stock. Such purchases will be made, subject to market conditions, in open market or block transactions. The stock repurchase program, which has no time limit on the duration, permits management to commence or suspend purchases at any time or from time-to-time based upon market and business conditions and without prior notice.

In addition, on January 29, 2007, LSB Financial Corp. issued a press release announcing that its Board of Directors, at a meeting held on January 22, 2007, has declared a cash dividend of $0.20 per common share to shareholders of record as of February 9, 2007, payable on March 2, 2007. The dividend represents an increase of $0.03 or 17.6% over the previous quarter.

A copy of the press release announcing the stock repurchase program is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference. A copy of the press release announcing the quarterly cash dividend is attached as Exhibit 99.2 to this Current Report and is incorporated herein by this reference. The information disclosed under this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued February 6, 2007
99.2	Press Release issued January 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 7, 2007	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David, Treasurer (Principal Financial and Accounting Officer)